UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communications may appear from time to time in various digital publications

SUPPORTING AMPLIFICATION: DIGITAL AND SOCIAL COMMUNICATION

Newsletter Lead Gen – Ad Copy (must mention newsletter)	In-Feed Headline: Innovative solutions In-Feed Link Description: Reducing methane emissions Headline: Meet a team of unconventional experts

Newsletter Lead Gen – Lead Form Copy (must mention newsletter)	Headline: Meet a team of experts working to reduce methane emissions Description: Subscribe to our newsletter to learn more

Newsletter Lead Gen Images

Newsletter Lead Gen — Ad Copy (must mention newsletter)

Headline/CTA 1: Methane detection research

Description 1: Subscribe to our newsletter to learn more

Headline/CTA: Learn more in our newsletter

Description 2: We’re advancing efforts to reduce our methane emissions

Headline/CTA 3: Subscribe to our newsletter

Description 3: Finding, testing and scaling methane detection technologies

Newsletter Lead Gen — Lead form copy (must mention newsletter)	Headline/CTA: Learn more in our newsletter Description: Finding, testing and scaling methane detection technologies

In Feed, Instant Article, & Search

Post Copy: The work to continue reducing methane emissions is evolving and requires increased focus of new ideas.

In-Feed Link Description: Reducing methane emissions

Headline: Meet a team of unconventional experts

Taboola	Headline: Our methane detection technologies Description: Every day hundreds of people at ExxonMobil work to find ways to help reduce methane emissions.

Native headlines

1. Our commitment to reduce methane emissions

2. Meet the people who are helping to reduce emissions

3. An effort to reduce methane emissions

4. A dedicated effort to reduce methane emissions

5. These are some of the people helping to reduce emissions

MSAN

Short Headline: Reducing methane emissions

Long Headline: We’ve undertaken efforts to continue reducing methane emissions from our upstream operations.

Ad Text: Every day hundreds of people at ExxonMobil work to find ways to cut methane emissions.

Discovery Ads

Headlines:

1. A dedication to reduce methane emissions

2. New tools to reduce methane emissions

3. Dedicated leaders on methane emissions

4. New leaders in methane emission tech

5. A force to reduce methane emissions

Description:

1. Reducing methane emissions is never simple, but the work continues every day at ExxonMobil.

2. These are some of the people working to find solutions to reduce methane emissions.

3. Finding new breakthroughs on methane emissions is a passion for these leaders.

4. There’s no one answer on how to reduce methane emissions – just ask these leaders.

5. These people are working every day to continue finding new ways to reduce methane emissions.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.